Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

FOURTH QUARTER 2010 Consolidated Highlights	FULL YEAR 2010 Consolidated Highlights

• Total revenue increased 22.2% to $547.6 million • Operating income increased 15.3% to $203.4 million • Cash provided by operating activities increased 27.8% to $246.4 million	• Total revenue increased 15.2% to $1,985.3 million • Operating income increased 16.7% to $784.4 million • Cash provided by operating activities increased 21.2% to $1,021.0 million

Segment Revenue Highlights	Segment Revenue Highlights

•     Domestic rental and management segment revenue increased 16.9% to $420.5 million

•     International rental and management segment revenue increased 53.0% to $115.7 million

•     Network development services segment revenue was $11.4 million.

•     Domestic rental and management segment revenue increased 11.2% to $1,565.5 million

•     International rental and management segment revenue increased 42.6% to $370.9 million

•     Network development services segment revenue was $49.0 million.

Boston, Massachusetts – February 23, 2011: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2010.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “2010 was an exciting year, as we continued to execute successfully on our strategic goals. We announced expansion into five key new markets, Chile, Colombia, Ghana, Peru and South Africa, while also tripling our portfolio in India and continuing acquisitions and build-to-suit projects in the U.S., Brazil and Mexico.”

“We believe our expanded global presence provides us with diversification and enhanced growth prospects, as our markets represent a broad spectrum of wireless industry maturity. In some of these geographies, carriers are working aggressively toward nationwide proliferation of voice services, while in other markets, our customers are focused on achieving the most efficient data networks possible. Both needs continue to fuel significant demand for wireless infrastructure, setting the stage for robust growth in 2011 and beyond.”

“During 2011, we will focus on the operational integration of our new markets, while also working to maximize organic growth and evaluating opportunities to further strengthen our position in each of our market areas.”

FOURTH QUARTER 2010 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended December 31, 2010 (unless otherwise indicated, all comparative information is presented against the quarter ended December 31, 2009). Increased expansion activity in international markets and changes to our organizational structure, have led us to separately disclose our rental and management operations in two segments: domestic rental and management and international rental and management.

Total revenue increased 22.2% to $547.6 million and total rental and management revenue increased 23.2% to $536.3 million. Total rental and management Gross Margin increased 22.3% to $413.8 million. Total selling, general, administrative and development expense was $65.4 million, including $12.4 million of stock-based compensation expense. Adjusted EBITDA increased 18.5% to $365.3 million, and the Adjusted EBITDA Margin was 67%.

Total rental and management revenue Core Growth was 13.7% and excludes the positive impact of approximately 0.9% due to foreign currency exchange rate fluctuations, approximately 6.6% due to straight-line revenue recognition and 2.0% due to a one-time domestic revenue item, which contributed approximately $8.9 million to the quarter ended December 31, 2010.

Core Growth in Adjusted EBITDA was 7.6% and excludes the positive impact of approximately 0.5% due to foreign currency exchange rate fluctuations and approximately 10.4% due to straight-line revenue and expense recognition. The impact of the one-time domestic revenue item was completely offset by one-time domestic direct and overhead costs attributable to the quarter ended December 31, 2010.

Operating income increased 15.3% to $203.4 million, net income attributable to American Tower Corporation increased 29.8% to $83.5 million, and both net income attributable to American Tower Corporation per basic and diluted common share increased 31.3% to $0.21. Recurring Free Cash Flow increased 2.9% to $228.2 million and Recurring Free Cash Flow per Share increased 3.6% to $0.57.

Cash provided by operating activities increased 27.8% to $246.4 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 16.9% to $420.5 million, which represented 77% of total revenues. In addition, domestic rental and management segment Gross Margin increased 19.7% to $335.6 million, while domestic rental and management segment Operating Profit increased 18.3% to $315.2 million.

International Rental and Management Segment – International rental and management segment revenue increased 53.0% to $115.7 million, which represented 21% of total revenues. In addition, international rental and management segment Gross Margin increased 35.0% to $78.2 million, while international rental and management segment Operating Profit increased 30.4% to $64.2 million.

Network Development Services Segment – Network development services segment revenue was $11.4 million, which represented 2% of total revenues. Network development services segment Gross Margin was $4.5 million, and network development services segment Operating Profit was $2.7 million.

FULL YEAR 2010 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the full year ended December 31, 2010 (unless otherwise indicated, all comparative information is presented against the full year ended December 31, 2009).

Total revenue increased 15.2% to $1,985.3 million and total rental and management revenue increased 16.1% to $1,936.4 million. Total rental and management Gross Margin increased 15.7% to $1,503.0 million. Total selling, general, administrative and development expense was $229.8 million, including $52.6 million of stock-based compensation expense. Adjusted EBITDA increased 14.1% to $1,347.7 million, and the Adjusted EBITDA Margin was 68%.

Total rental and management revenue Core Growth was 10.8% and excludes the positive impact of approximately 1.3% due to foreign currency exchange rate fluctuations and approximately 3.9% due to straight-line revenue recognition.

Core Growth in Adjusted EBITDA was 7.8% and excludes the positive impact of approximately 0.9% due to foreign currency exchange rate fluctuations and approximately 6.1% due to straight-line revenue and expense recognition, and the negative impact of 0.7% as a result of one-time domestic expense items.

Operating income increased 16.7% to $784.4 million, net income attributable to American Tower Corporation increased 51.2% to $372.9 million and net income attributable to American Tower Corporation per basic and diluted common share increased 50.0% to $0.93 and 50.8% to $0.92, respectively. Recurring Free Cash Flow increased 13.2% to $918.6 million and Recurring Free Cash Flow per Share increased 14.1% to $2.27.

Cash provided by operating activities increased 21.2% to $1,021.0 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 11.2% to $1,565.5 million, which represented 79% of total revenues. In addition, domestic rental and management segment Gross Margin increased 13.1% to $1,240.1 million, while domestic rental and management segment Operating Profit increased 13.2% to $1,177.8 million.

International Rental and Management Segment – International rental and management segment revenue increased 42.6% to $370.9 million, which represented 19% of total revenues. In addition, international rental and management segment Gross Margin increased 29.9% to $262.8 million, while international rental and management segment Operating Profit increased 26.3% to $217.0 million.

Network Development Services Segment – Network development services segment revenue was $49.0 million, which represented 2% of total revenues. Network development services Gross Margin was $22.0 million, and network development services segment Operating Profit was $15.7 million.

Please refer to Non-GAAP and Defined Financial Measures on page 5 for definitions of Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 10 through 15.

FOURTH QUARTER INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During the fourth quarter, total capital expenditures of $118.2 million included:

•

$94.8 million of discretionary investments, which included: $61.2 million for discretionary capital projects, including spending to complete the construction of 370 communications sites, and $33.6 million to purchase land under our towers; and

•

$23.4 million of non-discretionary capital expenditures, which included: $14.2 million for capital improvements and corporate capital expenditures and $9.2 million for the redevelopment of existing communications sites to accommodate new customer equipment.

Cash Paid for Acquisitions – The Company completed the acquisition of 267 communications sites in the U.S. for $155.5 million, and 1,127 communications sites in international markets for approximately $159.8 million.

Subsequent to the end of the fourth quarter, the Company completed the acquisitions of 140 communications sites in Chile from VTR Banda Ancha (Chile) S.A. (“VTR”).

Stock Repurchase Program – During the fourth quarter of 2010, the Company repurchased a total of 1.5 million shares of its Class A common stock for approximately $74.6 million pursuant to its stock repurchase program. The Company expects to continue to manage the pacing of this program in response to general market conditions and other relevant factors.

FULL YEAR 2010 INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During 2010, total capital expenditures of $346.7 million included:

•

$277.9 million of discretionary investments, which included: $194.4 million for discretionary capital projects, including spending to complete the construction of 1,039 communications sites, and $83.5 million to purchase land under our towers; and

•

$68.8 million of non-discretionary capital expenditures, which included: $43.0 million for capital improvements and corporate capital expenditures and $25.8 million for the redevelopment of existing communications sites to accommodate new customer equipment.

Cash Paid for Acquisitions – During 2010, the Company completed the acquisition of 548 communications sites in the U.S. for $329.3 million, and 6,225 communications sites in international markets for approximately $570.3 million, net of cash acquired.

Stock Repurchase Program – During 2010, the Company repurchased a total of 9.3 million shares of its Class A common stock for approximately $420.8 million pursuant to its stock repurchase program. The Company expects to continue to manage the pacing of this program in response to general market conditions and other relevant factors.

INTERNATIONAL EXPANSION UPDATE

As previously disclosed, the Company entered into a definitive agreement with Cell C (Pty) Limited (“Cell C”) to purchase up to approximately 1,400 existing towers, and up to 1,800 additional towers that are either under construction or will be constructed for an aggregate purchase price of up to approximately $430 million, which is expected to be satisfied through a combination of cash on hand and local financing. The Company anticipates closing on an initial tranche of approximately 960 towers, prior to the end of the first quarter of 2011 and up to the remaining 440 existing towers during 2011, both of which are subject to customary closing conditions.

As previously disclosed, the Company entered into a definitive agreement with MTN Group Limited to establish a joint venture in Ghana, which will be managed by the Company who will hold a 51% share through a wholly owned subsidiary. The transaction involves the sale of up to 1,876 of existing MTN sites, for which the Company expects to use cash on hand to pay up to approximately $220 million, for its 51% interest. Further, the Company expects to close on the initial tranche of towers during the first half of 2011, subject to customary closing conditions.

As previously disclosed, the Company entered into definitive agreements to purchase sites from the local operating subsidiaries of Telefonica in Chile, Colombia and Peru, and currently expects to use cash on hand to complete the purchase of an additional 354 sites, in Chile (174 towers) and Colombia (exclusive use rights for 180 towers), in tranches by the end of 2011, subject to customary closing conditions.

During the fourth quarter of 2010, the Company entered into a definitive agreement to acquire 100% of the outstanding shares of a company that owned approximately 565 towers in Brazil. On February 17, 2011, the Company entered into a new definitive agreement (which supersedes the prior agreement) that obligates the parties to close this acquisition on March 1, 2011. The Company anticipates the initial purchase price for this acquisition will be approximately $420 million, which was determined based upon a preliminary estimate of the acquired company’s financial results. The acquisition is subject to a post closing purchase price adjustment to be paid on June 1, 2011, following the Company’s post-closing due diligence of the acquired company’s financial results as of the March 1, 2011 closing date.

REAL ESTATE INVESTMENT TRUST UPDATE

As we review our tax strategy and assess the utilization of our net operating losses, we are actively considering making an election to a real estate investment trust (“REIT”) for U.S. federal and, where applicable, state income tax purposes. We may make the determination to elect REIT status for the taxable year beginning January 1, 2012, as early as the second half of 2011, although there is no certainty as to the timing of a REIT election or whether we will make a REIT election at all. If we were to elect REIT status, it would require, among other things, approval from our board of directors and certain amendments to our charter.

FULL YEAR 2011 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 23, 2011. These estimates include the impact of our acquisition of 140 communication sites in Chile from VTR and the initial tranche of approximately 960 communications sites in South Africa from Cell C, but do not include the impact of any of the Company’s remaining pending acquisitions. Actual results may differ materially from these estimates as a result of various factors and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

($ in millions) (1)	Full Year 2011
Total rental and management revenue (2)	$2,200	to	$2,240
Adjusted EBITDA (3)	1,490	to	1,530
Income from continuing operations	330	to	370

Cash provided by operating activities	1,040	to	1,090
Payments for purchase of property and equipment and construction activities (4)	400	to	450

Total rental and management revenue growth is expected to be approximately 14.6%, based on the midpoint, and total rental and management revenue Core Growth, which excludes the effect of non-cash straight-line revenue recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 14.8%, based on the midpoint. Adjusted EBITDA growth is expected to be approximately 12.0%, based on the midpoint and Adjusted EBITDA Core Growth, which excludes the effect of non-cash straight-line revenue and expense recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 11.7%, based on the midpoint.

(1)	The Company’s outlook is based on the following average foreign currency exchange rates to 1.0 U.S. Dollar for the full year 2011: (a) 1.7 Brazilian Reais; (b) 480.0 Chilean Pesos; (c) 1,900.0 Colombian Pesos; (d) 45.0 Indian Rupees; (e) 12.3 Mexican Pesos; and (f) 2.75 Peruvian Soles.
(2)	Outlook for total rental and management revenue includes an estimated increase in non-cash straight-line revenues of approximately $13 million in 2011 from the full year 2010. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.)
(3)	See Non-GAAP and Defined Financial Measures on page 5.
(4)	Outlook for capital expenditures reflects (a) $65 million to $75 million of spending on capital improvements and corporate capital expenditures; (b) $55 million for the redevelopment of existing communications sites; (c) $80 million to $100 million for ground lease purchases; and (d) $200 million to $220 million for other discretionary capital projects including the construction of approximately 1,200 to 1,500 new communications sites.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2010 and its outlook for 2011. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 39411530

When available, a replay of the call can be accessed until 11:59 p.m. ET on March 9, 2011. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 39411530

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 35,000 communications sites in the United States, Brazil, Chile, Colombia, India, Mexico and Peru. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth. The Company defines Gross Margin as revenues less operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the International rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion, and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2011 outlook, our pending acquisitions, including anticipated closing dates and expected purchase prices, foreign currency exchange rates and our consideration to elect real estate investment trust status. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our leverage and debt service obligations may materially and adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization could materially and adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (7) our expansion initiatives may disrupt our operations or expose us to additional risk; (8) our foreign operations are subject to economic, political, regulatory and other risks that could materially and adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (9) a substantial portion of our revenue is derived from a small number of customers; (10) we anticipate that we may need additional financing to fund future growth and expansion initiatives, to refinance our existing indebtedness and to fund our stock repurchase program; (11) new technologies or changes in a customer’s business model could make our tower leasing business less desirable and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (19) our historical stock option granting practices are still subject to governmental review, which could result in fines, penalties or other liability. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2010 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2010	December 31, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$883,963	$247,293
Restricted cash	75,972	47,836
Short-term investments and available-for-sale securities	46,428	9,776
Accounts receivable, net	80,961	67,949
Prepaid and other current assets	147,843	92,791
Deferred income taxes	166,314	189,451

Total current assets	1,401,481	655,096

Property and equipment, net	3,623,835	3,169,623
Goodwill	2,490,295	2,250,538
Other intangible assets, net	1,985,352	1,594,625
Deferred income taxes	78,484	198,185
Notes receivable and other long-term assets	785,874	651,864

Total	$10,365,321	$8,519,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$292,543	$185,138
Accrued interest	40,621	23,538
Current portion of long-term obligations	74,896	70,521
Unearned revenue	134,135	112,047

Total current liabilities	542,195	391,244

Long-term obligations	5,512,492	4,141,060
Other long-term liabilities	806,076	669,502

Total liabilities	6,860,763	5,201,806

STOCKHOLDERS’ EQUITY:
Class A common stock	4,860	4,797
Additional paid-in capital	8,577,093	8,393,643
Accumulated deficit	(1,736,596)	(2,109,532)
Accumulated other comprehensive income (loss)	38,053	(12,649)
Treasury stock	(3,381,966)	(2,961,177)

Total American Tower Corporation stockholders’ equity	3,501,444	3,315,082
Noncontrolling interest	3,114	3,043

Total stockholders’ equity	3,504,558	3,318,125

Total	$10,365,321	$8,519,931

(1)	December 31, 2009 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
REVENUES:
Rental and management	$536,253	$435,197	$1,936,373	$1,668,420
Network development services	11,389	12,776	48,962	55,694

Total operating revenues	547,642	447,973	1,985,335	1,724,114

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	126,042	100,442	447,629	383,990
Network development services	6,903	7,061	26,957	32,385
Depreciation, amortization and accretion	124,105	106,745	460,726	414,619
Selling, general, administrative and development expense (1)	65,365	46,337	229,769	201,694
Other operating expenses	21,786	10,939	35,876	19,168

Total operating expenses	344,201	271,524	1,200,957	1,051,856

OPERATING INCOME	203,441	176,449	784,378	672,258

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,543	3,541	14,212	14,210
Interest income	1,874	5	5,024	1,722
Interest expense	(68,623)	(61,459)	(246,018)	(249,803)
Loss on retirement of long-term obligations	(1,851)	(11,809)	(1,886)	(18,194)
Other (expense) income	(1,598)	198	315	1,294

Total other expense	(66,655)	(69,524)	(228,353)	(250,771)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	136,786	106,925	556,025	421,487
Income tax provision	(53,099)	(42,682)	(182,489)	(182,565)
Income on equity method investments	16	6	40	26

INCOME FROM CONTINUING OPERATIONS	83,703	64,249	373,576	238,948
Income from discontinued operations, net	—	53	30	8,179

NET INCOME	83,703	64,302	373,606	247,127
Net income attributable to noncontrolling interest	(189)	48	(670)	(532)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$83,514	$64,350	$372,936	$246,595

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to American Tower Corporation	$0.21	$0.16	$0.93	$0.60
Income from discontinued operations attributable to American Tower Corporation	—	—	—	0.02

Net income attributable to American Tower Corporation	$0.21	$0.16	$0.93	$0.62

DILUTED:
Income from continuing operations attributable to American Tower Corporation	$0.21	$0.16	$0.92	$0.59
Income from discontinued operations attributable to American Tower Corporation	—	—	—	0.02

Net income attributable to American Tower Corporation	$0.21	$0.16	$0.92	$0.61

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	398,970	401,552	401,152	398,375

DILUTED	403,032	405,716	404,072	406,948

(1) Includes stock-based compensation expense of:	$12,410	$10,546	$52,555	$60,670

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	December 31,
	2010	2009
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$373,606	$247,127
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	52,555	60,670
Depreciation, amortization and accretion	460,726	414,619
Other non-cash items reflected in statements of operations	223,641	183,105
Increase in net deferred rent asset	(82,957)	(9,716)
(Increase) decrease in restricted cash	(4,941)	7,612
Increase in assets	(67,808)	(42,397)
Increase (decrease) in liabilities	66,155	(18,894)

Cash provided by operating activities	1,020,977	842,126

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(346,664)	(250,262)
Payments for acquisitions, net of cash acquired	(899,606)	(295,603)
Proceeds from sales of short-term investments, available-for-sale securities and other long-term assets	21,722	47,424
Payments for short-term investments	(52,197)	(45,965)
Deposits, restricted cash and other	(24,157)	1,340

Cash used for investing activities	(1,300,902)	(543,066)

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
Proceeds from issuance of senior notes	1,698,370	900,000
Borrowings under credit facilities	500,562	—
Repayments of notes payable, credit facilities and capital leases	(983,737)	(931,199)
Purchases of Class A common stock	(430,618)	(213,288)
Proceeds from stock options, warrants and stock purchase plan	138,508	65,973
Deferred financing costs and other financing activities	(12,755)	(16,428)

Cash provided by (used for) financing activities	910,330	(194,942)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	6,265	98

NET INCREASE IN CASH AND CASH EQUIVALENTS	636,670	104,216
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	247,293	143,077

CASH AND CASH EQUIVALENTS, END OF PERIOD	$883,963	$247,293

CASH PAID FOR INCOME TAXES	$36,381	$40,214

CASH PAID FOR INTEREST	$219,408	$242,649

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands)

Three Months Ended, December 31, 2010

	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$420,504	$115,749	$536,253	$11,389	$547,642
Segment operating expenses	84,933	41,109	126,042	6,903	132,945
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	335,571	78,183	413,754	4,486	418,240

Segment selling, general, administrative and development expense	20,380	13,936	34,316	1,804	36,120

Segment operating profit	$315,191	$64,247	$379,438	$2,682	$382,120

Three Months Ended, December 31, 2009
	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$359,566	$75,631	$435,197	$12,776	$447,973
Segment operating expenses	79,196	21,246	100,442	7,061	107,503
Interest income, TV Azteca, net	—	3,541	3,541	—	3,541

Segment Gross Margin	280,370	57,926	338,296	5,715	344,011

Segment selling, general, administrative and development expense	14,023	8,663	22,686	1,433	24,119

Segment operating profit	$266,347	$49,263	$315,610	$4,282	$319,892

Twelve Months Ended, December 31, 2010
	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$1,565,474	$370,899	$1,936,373	$48,962	$1,985,335
Segment operating expenses	325,360	122,269	447,629	26,957	474,586
Interest income, TV Azteca, net	—	14,212	14,212	—	14,212

Segment Gross Margin	1,240,114	262,842	1,502,956	22,005	1,524,961

Segment selling, general, administrative and development expense	62,295	45,877	108,172	6,312	114,484

Segment operating profit	$1,177,819	$216,965	$1,394,784	$15,693	$1,410,477

Twelve Months Ended, December 31, 2009
	Rental and Management			Network Development
	Domestic	International	Total	Services	Total
Segment revenues	$1,408,352	$260,068	$1,668,420	$55,694	$1,724,114
Segment operating expenses	312,002	71,988	383,990	32,385	416,375
Interest income, TV Azteca, net	—	14,210	14,210	—	14,210

Segment Gross Margin	1,096,350	202,290	1,298,640	23,309	1,321,949

Segment selling, general, administrative and development expense	55,635	30,551	86,186	5,816	92,002

Segment operating profit	$1,040,715	$171,739	$1,212,454	$17,493	$1,229,947

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion (1)	December 31, 2010
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	300,000
Senior Unsecured Term Loan	325,000
4.625% Senior Notes due 2015	599,346
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,216
7.250% Senior Notes due 2019	295,420
5.05% Senior Notes due 2020	699,186
Colombian short-term credit facility (2)	72,889
Other debt, including capital leases	46,331

Total debt	$5,587,388

Cash and cash equivalents	883,963

Net debt (Total debt less cash and cash equivalents)	$4,703,425

(1)	During the fourth quarter of 2010, the Company redeemed all outstanding debt assumed in connection with its acquisition of Essar Telecom Infrastructure Private Limited.
(2)	The Colombian short-term credit facility is denominated in Colombian Pesos.

Share count rollforward: (in millions of shares)	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2010
Total shares, beginning of period	399.6	401.6
Shares repurchased	(1.5)	(9.3)
Shares issued	0.6	6.4

Total shares outstanding, end of period (1)	398.7	398.7

(1)	As of December 31, 2010, excludes (a) 4.3 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $31.49 per share, (b) 3.7 million potentially dilutive shares associated with unvested stock options, and (c) 2.1 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue and Adjusted EBITDA:

	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2010
Total rental and management revenue growth components:
Total rental and management revenue Core Growth	13.7%	10.8%
Estimated impact of fluctuations in foreign currency exchange rates	0.9%	1.3%
Impact of straight-line revenue recognition	6.6%	3.9%
Impact of material one-time items (1)	2.0%	0.0%

Reported total rental and management revenue growth	23.2%	16.1%

Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	7.6%	7.8%
Estimated impact of fluctuations in foreign currency exchange rates	0.5%	0.9%
Impact of straight-line revenue recognition	10.4%	6.1%
Impact of material one-time items (1)	0.0%	(0.7)%

Reported Adjusted EBITDA growth	18.5%	14.1%

(1)	The impact of one-time revenue items offset each other for the full year 2010, and the impact of one-time Adjusted EBITDA items offset each other for the fourth quarter 2010.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands. Totals may not add due to rounding.)

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 in the section entitled “Revenue Recognition,” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Total rental and management operations straight-line revenue	$37,421	$7,587	$105,226	$36,306
Total rental and management operations straight-line expense	3,867	6,200	22,269	26,590

	Three Months Ended December 31,		Twelve Months Ended December 31,
Selling, general, administrative and development expense breakout:	2010	2009	2010	2009
Total rental and management overhead	$34,316	$22,686	$108,172	$86,186
Network development services segment overhead	1,804	1,433	6,312	5,816
Corporate and development expenses	16,835	11,672	62,730	49,022
Stock-based compensation expense	12,410	10,546	52,555	60,670

Total	$65,365	$46,337	$229,769	$201,694

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31,		Twelve Months Ended December 31,
Payments for purchase of property and equipment and construction activities:	2010	2009	2010	2009
Discretionary - capital projects	$61,238	$37,810	$194,441	$129,808
Discretionary - ground lease purchases	33,612	13,940	83,454	49,123
Redevelopment	9,178	5,671	25,763	30,702
Capital improvements	10,315	8,783	31,404	33,107
Corporate	3,841	1,632	11,602	7,522

Total	$118,184	$67,836	$346,664	$250,262

UNAUDITED SELECTED FINANCIAL INFORMATION

(Totals may not add due to rounding.)

SELECTED PORTFOLIO DETAIL - OWNED SITES:

Three months ended December 31, 2010	Wireless	Broadcast	DAS	Total
Beginning sites	32,680	433	206	33,319
New construction	355	—	15	370
Acquisitions	1,390	4	—	1,394
Adjustments/Reductions	(14)	3	2	(9)

Ending sites	34,411	440	223	35,074

As of December 31, 2010	Wireless	Broadcast	DAS	Total
Domestic	20,685	241	220	21,146
International	13,726	199	3	13,928

Total sites	34,411	440	223	35,074

International Supplemental Detail as of December 31, 2010	Wireless	Broadcast	DAS	Total
Brazil	1,700	—	—	1,700
Chile	113	—	—	113
Colombia	1,008	—	—	1,008
India	7,797	—	—	7,797
Mexico	2,633	199	3	2,835
Peru	475	—	—	475

Total International sites	13,726	199	3	13,928

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income	$83,703	$64,302	$373,606	$247,127
Income from discontinued operations, net	—	(53)	(30)	(8,179)

Income from continuing operations	83,703	64,249	373,576	238,948

Income from equity method investments	(16)	(6)	(40)	(26)
Income tax provision	53,099	42,682	182,489	182,565
Other expense (income)	1,598	(198)	(315)	(1,294)
Loss on retirement of long-term obligations	1,851	11,809	1,886	18,194
Interest expense	68,623	61,459	246,018	249,803
Interest income	(1,874)	(5)	(5,024)	(1,722)
Other operating expenses	21,786	10,939	35,876	19,168
Depreciation, amortization and accretion	124,105	106,745	460,726	414,619
Stock-based compensation expense	12,410	10,546	52,555	60,670

Adjusted EBITDA	$365,285	$308,220	$1,347,747	$1,180,925

Adjusted EBITDA (from above)	$365,285	$308,220	$1,347,747	$1,180,925
Interest expense	(68,623)	(61,459)	(246,018)	(249,803)
Interest income	1,874	5	5,024	1,722
Cash paid for income taxes	(13,460)	(7,454)	(36,381)	(40,214)
Straight-line revenue	(37,421)	(7,587)	(105,226)	(36,306)
Straight-line expense	3,867	6,200	22,269	26,590
Redevelopment capital expenditures	(9,178)	(5,671)	(25,763)	(30,702)
Capital improvement capital expenditures	(10,315)	(8,783)	(31,404)	(33,107)
Corporate capital expenditures	(3,841)	(1,632)	(11,602)	(7,522)

Recurring Free Cash Flow	$228,188	$221,839	$918,646	$811,583

Divided by weighted average diluted shares outstanding	403,032	405,716	404,072	406,948

Recurring Free Cash Flow per Share	$0.57	$0.55	$2.27	$1.99

Adjusted EBITDA (from above)	$365,285	$308,220	$1,347,747	$1,180,925
Divided by total revenue	547,642	447,973	1,985,335	1,724,114

Adjusted EBITDA Margin	67%	69%	68%	68%

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES AND DEFINED FINANCIAL MEASURES

(In millions, except where noted. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2011
Income from continuing operations (1)	$330	to	$370
Interest expense	310	to	300
Depreciation, amortization and accretion	545	to	530
Non-cash stock-based compensation expense	55	to	57
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	250	to	273

Adjusted EBITDA	$1,490	to	$1,530

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

The calculation of Core Growth outlook is as follows:

	Consolidated Rental and Management Revenue	Adjusted EBITDA
Outlook midpoint Core Growth	14.8%	11.7%
Estimated impact of fluctuations in foreign currency exchange rates	0.6%	0.5%
Impact of straight-line revenue and expense recognition	(0.2)%	(0.1)%
Impact of material one-time items	(0.5)%	—

Outlook midpoint growth	14.6%	12.0%